UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2020 (October 15, 2020)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) On October 19, 2020, Armstrong Flooring, Inc. (the “Company”) announced the appointment of Amy P. Trojanowski, CPA, age 51, to the position of Senior Vice President and Chief Financial Officer, effective as of October 19, 2020. The Company’s Board of Directors (the “Board”) approved such appointment effective as of October 15, 2020. Ms. Trojanowski will have oversight of global finance, treasury, investor relations and accounting and will report to Michel S. Vermette, the Company’s President and Chief Executive Officer. Ms. Trojanowski will also serve as the Company’s principal financial officer. In connection with this appointment, and also effective as of October 19, 2020, Gregory D. Waina resigned from his position as the Company’s Interim Chief Financial Officer (and principal financial officer).

Ms. Trojanowski previously served in various senior finance positions at The Chemours Company, a global provider of titanium technologies, fluoroproducts, and chemical solutions (“Chemours”), including as Vice President, Business Finance and Global Shared Services (August 2019 to September 2020), and Chief Accounting Officer and Vice President, Controller (July 2015 to August 2019). Prior to such service, Ms. Trojanowski spent 10 years in various finance, business and investor relations roles of increasing responsibility at E. I. DuPont de Nemours and Company, including as Controller for DuPont Performance Chemicals (the business that is now Chemours). Ms. Trojanowski began her career at PricewaterhouseCoopers LLP after earning a Bachelor of Science degree in accounting at Wake Forest University, Winston-Salem, North Carolina.

There are no familial relationships between Ms. Trojanowski and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company, nor does Ms. Trojanowski hold any directorships with any other public or investment company. Additionally, there have been no transactions since the beginning of the Company’s fiscal year in which Ms. Trojanowski, or her immediate family members, had or will have a direct or indirect material interest.

In connection with her appointment as Senior Vice President and Chief Financial Officer, and effective as of October 19, 2020, Ms. Trojanowski will:

•	receive an annualized base salary of $425,000, prorated for service during 2020;

•

receive an initial grant of 100,000 shares of restricted common stock, which will vest in equal annual installments on each of the five successive anniversaries of the grant date, subject to the terms of the Company’s 2016 Long-term Incentive Plan, as amended and restated (“LTIP”), and her continued employment with the Company;

•	be eligible to earn an annual incentive target bonus award opportunity of 65% of her annual base salary under the Company’s Annual Incentive Program, prorated for service during 2020;

•	based on performance measures approved by the Board’s Management Development and Compensation Committee and subject to adjustment based on performance

•	be eligible to participate in the LTIP, with a targeted award value of up to 100% of her annual base salary;

•	enter into the Company’s standard forms of Change in Control and Severance Agreement and Indemnification Agreement; and

•	be eligible to participate in the Company’s Executive Non-CIC Severance Policy and Nonqualified Deferred Compensation Plan.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On October 19, 2020, the Company announced the appointment of Amy P. Trojanowski, CPA, to the position of Senior Vice President and Chief Financial Officer, effective as of October 19, 2020. The full text of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Armstrong Flooring, Inc. dated October 19, 2020

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: October 19, 2020